1 PERFORMANCE STOCK UNIT AGREEMENT WEST PHARMACEUTICAL SERVICES, INC. 2016 OMNIBUS INCENTIVE COMPENSATION PLAN West Pharmaceutical Services, Inc. (the “Company”), pursuant to its 2016 Omnibus Incentive Compensation Plan (the “Plan”), hereby grants to the Participant set forth below, the number of Stock Units below, subject to the vesting and other terms and conditions set forth herein (the “Performance Stock Units”). The Performance Stock Units are subject to all of the terms and conditions in the Plan, in this Performance Stock Unit Agreement (including its Exhibits and Schedules) and in the Country-Specific Provisions for Non-U.S. Participants (“Appendix A”), all of which are incorporated herein in their entirety. The Performance Stock Unit Agreement and Appendix A are referred to collectively as the “Agreement.” Participant: #ParticipantName# Grant Date: #GrantDate# Number of Performance Stock Units #QuantityGranted# Performance Period January 1, 2025- December 31, 2027 Vesting Schedule: Subject to the terms and conditions of the Plan and the Agreement, the Performance Stock Units shall only vest provided (i) the Participant has provided continuous active employment or service to the Company or a subsidiary or affiliate from the Grant Date through the last date of the Performance Period (or such later date as may result from suspended vesting as provided below) and (ii) the Company achieving the designated performance targets set forth in Schedule A of the Performance Stock Unit Agreement. Vesting will continue in accordance with the vesting schedule set forth herein during a leave of absence that is protected by applicable laws, provided that vesting shall cease if and when the leave of absence is no longer guaranteed by applicable laws. The Company may suspend vesting of the Performance Stock Units during any unpaid personal leave of absence, except as otherwise required by applicable laws, in a manner that does not result in adverse tax consequences under Section 409A of the Code to the extent the Participant is subject to U.S. taxation. Exhibit 10.2

2 PLEASE BE SURE TO READ ALL OF THE SPECIFIC TERMS AND CONDITIONS OF THE AGREEMENT. TO THE EXTENT ANY CAPITALIZED TERMS USED IN THE TERMS AND CONDITIONS ARE NOT DEFINED HEREIN, THEY WILL HAVE THE MEANING ASCRIBED TO THEM IN THE PLAN.   BY MY ELECTRONIC ELECTION TO ACCEPT THE TERMS AND CONDITIONS OF THIS AWARD OF PERFORMANCE STOCK UNITS (WHICH SERVES AS MY ELECTRONIC SIGNATURE OF THE AGREEMENT), I AGREE THAT MY PARTICIPATION IN THE PLAN IS GOVERNED BY THE PROVISIONS OF THE PLAN AND THE AGREEMENT (INCLUDING ITS TERMS AND CONDITIONS AND THE APPENDIX A, IF ANY, FOR MY COUNTRY OF RESIDENCE OR EMPLOYMENT, IF DIFFERENT). BY MY ELECTRONIC ELECTION TO ACCEPT THIS AWARD, I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THE RESTRICTIVE COVENANTS CONTAINED IN SECTION 8 OF THIS AGREEMENT. I ACKNOWLEDGE THAT THE RESTRICTIVE COVENANTS CONTAINED IN THIS AGREEMENT ARE REASONABLE AND NECESSARY TO PROTECT THE LEGITIMATE BUSINESS INTERESTS OF THE COMPANY AND ITS SUBSIDIARIES AND AFFILIATES. IF I FAIL TO ACCEPT THE TERMS AND CONDITIONS OF THIS AWARD WITHIN NINETY (90) DAYS OF THE DATE THAT THIS AWARD IS MADE AVAILABLE TO ME ON THE THIRD PARTY ADMINISTRATOR WEBSITE, THE COMPANY MAY DETERMINE THAT THIS AWARD HAS BEEN FORFEITED AND MAY CANCEL THIS AWARD.

3 SCHEDULE A PERFORMANCE STOCK UNIT AWARD PERFORMANCE TARGETS The following table shows the performance targets for compounded annual revenue growth (“CAGR”) and Average return on invested capital (“ROIC”) and the corresponding Performance Stock Unit payouts for the January 1, 2025 to December 31, 2027 Performance Period. CAGR Average ROIC Target: 7.11% Target: 13.95% Achievement Payout Achievement Payout < 70% 0% < 70% 0% Threshold 70% 50% Threshold 70% 50% 85% 75% 85% 75% Target 100% 100% Target 100% 100% 110% 120% 110% 120% 125% 150% 125% 150% Maximum 150% 200% Maximum 150% 200% If actual CAGR or ROIC falls between any of the performance range percentages above, the payout for that portion of the Performance Stock Unit will be determined by applying a mathematical formula to estimate the value based on the two nearest percentages.

4 TERMS AND CONDITIONS OF PERFORMANCE STOCK UNIT AGREEMENT 1. Award.  Each Performance Stock Unit represents the unsecured right to receive one share of Common Stock of the Company (“Share”), subject to certain restrictions and subject to the terms and conditions contained in this Agreement and the Plan. The Company hereby grants to the Participant under the Plan as a separate incentive and not in lieu of any salary or other compensation for his or her services, an Award of Performance Stock Units as of the Grant Date specified above, subject to all of the terms and conditions in the Agreement and the Plan. For purposes of this Agreement, if the Participant is not employed by the Company, “Employer” means the subsidiary or affiliate that employs the Participant.  2.  Settlement; Issuance of Shares. No Shares shall be issued to the Participant prior to the date on which the Performance Stock Units vest. After any Performance Stock Units vest pursuant to the vesting schedule set forth in the first page of the Agreement, or, if earlier, pursuant to Section 5(b) below, the Company shall promptly cause to be issued in book-entry form, registered in the Participant’s name or in the name of Participant’s legal representatives or heirs, as the case may be, Shares in payment of such vested whole Performance Stock Units. For the avoidance of doubt, the Performance Stock Units which have been listed in connection with the Agreement are the target number of Performance Stock Units. The Committee will approve the ROIC and CAGR performance (as defined below) for the period after they have reviewed and approved the Company’s audited financial statements for the final year of the Performance Period. Achievement against the ROIC and CAGR targets set forth in Schedule A will be expressed as a percentage indicating the number of Shares to be issued to the Participant. This will generally be completed in February of the year following the end of the Performance Period. Notwithstanding the foregoing, the Company may delay any settlement under this Agreement that the Company reasonably determines would violate any applicable law or an applicable provision of the Plan until the earliest date on which the Company reasonably determines that the making of the settlement will not cause such a violation (in accordance with U.S. Treasury Regulation Section 1.409A-2(b)(7)(ii)). 3. Performance Vesting Requirement. The Award shall be subject to the performance targets set forth on Schedule A. The performance levels are based on two equally weighted performance measures. The two measures of Company performance are: • Average return on invested capital (“ROIC”) is measured by dividing the average of the Company’s net operating profit (without regard to taxes) over the Performance Period by the average outstanding equity plus debt over that period. • Compounded annual revenue growth (“CAGR”) is the compound annual growth rate in net sales for the Company over the same period. The Company’s performance against the goals is measured over the Performance Period for both performance measures. The Participant's target Performance Stock Unit Award presented on the first page of this Performance Stock Unit Agreement is the number of Shares that the Participant would receive if the Company obtains 100% of both of the ROIC and CAGR performance targets. Additional Shares will be distributed under this

5 Performance Stock Unit Award if actual performance exceeds the target performance level, and fewer Shares will be distributed if actual performance falls short of the target performance level. No Shares will be paid out if actual performance falls below the threshold level described below.  4.                Dividend Equivalents.   During the period beginning on the Grant Date and ending on the date that Shares are issued in settlement of vested Performance Stock Units, the Participant will accrue dividend equivalents on the Performance Stock Units equal to any cash dividend or cash distribution that would have been paid on the Performance Stock Unit had that Performance Stock Unit been an issued and outstanding Share on the record date for the dividend or distribution.  Such accrued dividend equivalents (a) will vest and become payable upon the same terms and at the same time of settlement as the Performance Stock Unit to which they relate (and will be payable with respect to any Shares that are issued or that are withheld in order to satisfy Participant's Tax-Related Items) and (b) will be delivered in the form of Shares in accordance with the vesting and payment schedules applicable to the underlying Performance Stock Unit.  Dividend equivalent payments, at settlement, will be net of applicable federal, state, local and foreign income and social insurance withholding taxes.  Upon the forfeiture of the Performance Stock Units, any accrued dividend equivalents attributable to such Performance Stock Units will also be forfeited. Dividend equivalents payable with respect to fractional Shares shall be paid in cash. 5. Termination of Employment or Service. (a) Forfeiture of Unvested Performance Stock Units Upon Termination of Service, Other than Death, Disability, Qualifying or Early Retirement. In the event that Participant’s employment by or service to the Company or the Employer is terminated (“Termination of Service”) for any reason other than death, Disability (as defined in the Plan), Qualifying or Early Retirement (as defined below), and the Performance Stock Units are not yet fully vested as of the Termination Date (as defined below), then any unvested Performance Stock Units shall be forfeited immediately upon such Termination Date, subject to Section 17 of the Plan. For purposes of this Award, the Participant's employment or service with the Company or the Employer will be considered terminated as of the date the Participant is no longer actively providing services to the Company, the Employer or any subsidiary or affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Participant is employed or otherwise providing services or the terms of the Participant’s employment or other service agreement, if any). Unless the Company determines otherwise, the date of Termination of Service for purposes of this Award will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or otherwise providing services or the terms of the Participant’s employment or other service agreement, if any). The Committee or its delegate shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Award (including whether the Participant may still be considered to be providing services while on a leave of absence). (b) Termination of Employment or Service Due to Death or Disability. In the event of a Termination of Service due to death or Disability (as defined in the Plan), any unvested Performance Stock Unit as of the date of the Participant’s death or Disability will immediately vest, including any unvested Performance Stock Units held by a Participant who was eligible for continued vesting following a Qualifying Retirement or prorated vesting following an Early Retirement. (c) Termination of Employment or Service Due to Qualifying or Early Retirement.

6 (i) In the event of a Qualifying Retirement on or after October 1st of this year, the unvested Performance Stock Units in this Award will continue to vest as if the Participant remained actively employed by the Company the Employer or any subsidiary or affiliate. Upon the Participant's Termination of Service with the Company, the Employer or any subsidiary or affiliate following the Participant's Qualifying Retirement, the Performance Stock Units will continue to vest depending upon the attainment of the approved performance criteria as if the Participant remained actively employed by the Company, the Employer or any subsidiary or affiliate. For purposes of the foregoing, to be a “Qualifying Retirement”, the following criteria must be met at the time of Termination of Service: • The Participant has reached age 57; • The Participant has rendered 10 years of service to the Company and its subsidiary or affiliates; and • The Termination of Service must not be due to “Cause” as defined in the Plan and not due to death or Disability. During the entire period of continued vesting upon Qualifying Retirement, the Participant remains subject to the Policy as defined in Section 9 below, and if the Company determines after Termination of Service that circumstances that would have constituted Cause exists (or existed) vesting shall immediately cease and all outstanding Awards shall be forfeited. The Participant also agrees that the restrictive covenants set forth in Section 8 below are extended during the entirety of the Participant’s continued vesting following a Qualifying Retirement, and that any breach of such covenants will immediately and retroactively result in the forfeiture of the Performance Stock Units. (ii) In the event of an Early Retirement on or after the completion of one year of service since the Grant Date, the PSUs in this Award will be prorated based on the time the Participant remains actively employed by the Company, the Employer or any subsidiary or affiliate during the PSU Performance Period, and further adjusted for the performance score determined for the entire applicable PSU Performance Period. Upon the Participant's Termination of Service with the Company, the Employer or any subsidiary or affiliate following the Participant's Early Retirement, the prorated Performance Stock Units will vest for the prorated period only and will depend upon the attainment of the approved performance criteria. Other than the applicable time-based proration being applied, PSU awards will be distributed at the same time and in the same manner as they are for employees who remain actively employed during the entirety of the performance period. For purposes of the foregoing, to be an “Early Retirement”, the following criteria must be met at the time of Termination of Service: • The Participant has a combined age and years of service to the Company and its subsidiary or affiliates equal to 67 years; • The Participant has reached age 55; • The Participant has rendered 5 years of service to the Company and its subsidiary or affiliates; and • The Termination of Service must not be due to “Cause” as defined in the Plan and not due to death or Disability. During the entire period of prorated vesting upon Early Retirement, the Participant remains subject to the Policy as defined in Section 9 below, and if the Company determines after Termination of Service that circumstances that would have constituted Cause exists (or existed) vesting shall immediately cease and all outstanding Awards shall be forfeited. The Participant also agrees that the restrictive covenants set forth in Section 8 below are extended during the entirety of the Participant’s prorated vesting following an Early Retirement, and that any breach of such covenants will immediately and retroactively result in the forfeiture of the Performance Stock Units.

7 6. Committee Discretion.  The Committee, in its absolute discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Performance Stock Units at any time; provided that, the time or schedule of any amount to be settled pursuant to the terms of this Agreement that provides for the deferral of compensation under Section 409A of the Code, may not be accelerated except as otherwise permitted under Section 409A of the Code and Section 19 of the Agreement.  If so accelerated, such Performance Stock Units shall be considered as having vested as of the date specified by the Committee.  7. Responsibility for Taxes & Withholding.   Regardless of any action the Company and/or the Employer takes with respect to any or all income tax, social insurance or social security, payroll tax, payment on account or other tax-related items related to the Participant's participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and may exceed the amount actually withheld by the Company and/or the Employer.  The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax- Related Items in connection with any aspect of the Performance Stock Units, including, but not limited to, the grant, vesting or settlement of the Performance Stock Units, the issuance of Shares upon settlement of the Performance Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of any Award to reduce or eliminate Participant's liability for Tax-Related Items or achieve any particular tax result.  Further, if the Participant becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.  The Participant agrees as a condition of his or her participation in the Plan to make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Company, or their respective agents, will withhold Shares to be issued upon vesting/settlement of the Performance Stock Units, unless the Company, or if different, the employer, at their discretion, permit the obligations to be satisfied with regard to all Tax-Related Items by one or a combination of the following:  (a)              withholding from the Participant's wages/salary or other cash compensation paid to the Participant by the Company and/or the Employer; or  (b)             withholding from proceeds of the Shares acquired upon vesting/settlement of the Performance Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant's behalf pursuant to this authorization).  Notwithstanding the above, if the Participant is a Section 16 officer of the Company under the Exchange Act of 1934, as amended, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (a) and (b) above.  To avoid negative accounting treatment, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates (but not in excess of the maximum amount permitted for tax withholding under applicable law).  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares attributable to the vested Performance Stock Units, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant's participation in the Plan.

8  The Participant shall pay to the Company, or if different, the Employer, any amount of Tax-Related Items that the Company, or if different, the Employer, may be required to withhold or account for as a result of the Participant's participation in the Plan that will not for any reason be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant's obligations in connection with the Tax-Related Items. By accepting this grant of Performance Stock Units, the Participant expressly consents to the methods of withholding Tax-Related Items by the Company, or if different, the Employer as set forth herein, including the withholding of Shares and the withholding from the Participant's wages/salary or other amounts payable to the Participant.  All other Tax-Related Items related to the Performance Stock Units and any Shares delivered in satisfaction thereof are the Participant's sole responsibility. 8. Restrictive Covenants. (a) Definitions. (i) “Confidential Information” means any proprietary information, whether or not protectable as a trade secret, which provides an advantage to a competitor or which a Party wishes to designate as confidential for a valid business reason or, without prejudice to the generality of the foregoing, which concerns the business, finance or organization of the Company, its owners, officers, directors, employees or any associated entity, their suppliers or customers, which shall have come to the Participant’s knowledge during the course of his or her employment with the Company. By way of illustration only and not limitation, information will prima facie be confidential if it relates to the Company and any of its associated entities’ trade secrets, research and developments, information relating to Intellectual Property, software (object or source codes), suppliers and their production and delivery capabilities, customers and details of their particular business and requirements, costings, profit margins, discounts, rebates and other financial information, marketing and selling strategies and tactics, current activities and current and future plans relating to all or any of development or sales including the timing of all or any such matters, the development of new products, or technical design or specifications of the products of the Company or any associated entity. (ii) “Directly or Indirectly” means whether alone, jointly or as principal or agent, whether in conjunction with or on behalf of any other Person as employee, consultant, director (including a shadow director), partner, shareholder or otherwise. (iii) “Intellectual Property” means all intellectual and industrial property rights including (without limitation and without prejudice to the generality of the expression) all patents, registered trademarks and designs, copyright (present and future), applications for any of the foregoing, trade and business names, trade secrets, algorithms, formulas, domain names, computer software, source and object codes, unregistered trademarks, goodwill in relation to the foregoing, database rights, sui generis rights, rights in designs (whether registrable or not), ideas, inventions, discoveries, concepts, improvements to existing technology, processes, models and literary, dramatic, musical and artistic works, know how, mask works, topographies, topography rights, (in each case to the fullest extent thereof and for the full period therefor and all related applications (and rights to apply for), extensions and renewals thereof and whether registered or not) and rights of the same or similar effect or nature in any part of the world existing now or in the future created. (iv) “Intellectual Property Rights” means, in respect of Intellectual Property, the following rights for the full period such rights subsist and all extensions and renewals of such rights in any part of the world:

9 • copyright; • design rights (whether or not registered); • all accrued goodwill in any trade or service name (whether or not registered), trading style or get- up; • any patents or patent applications; • any trade or service marks (whether or not registered) including applications for such marks; • all other industrial or intellectual property rights; • rights under any license or other agreement granted by or to any other person, firm or company in respect of the use of any of the rights listed above; • any database rights; or • any rights in processes. (v) Person” means any individual person, firm, company, partnership, unincorporated association, joint venture or other entity. (vi) “Restricted Area” means any area in the world in which you were on the date of termination of your employment with the Company actively engaged on behalf of the Company and in respect of which it would be reasonable having regard to such activity for the protection of the business interests of the Company to impose on you the restrictions in relation thereto herein contained. (b) The Participant has obtained and is likely to obtain in the course of the Participant’s employment Confidential Information related to the Company’s business. To safeguard same and the goodwill of the Company, the Participant hereby agrees that during the Participant’s employment hereunder and for a period of twelve (12) months from the date of Termination of Service, the Participant shall not either Directly or Indirectly without the prior written consent of the Company either on the Participant’s behalf or in conjunction with or on behalf of any person, firm or company: • solicit or entice or, endeavour to solicit or entice away from the Company, or employ, or engage any Person who is or was a senior employee or director of the Company at any time during the twelve (12)-month period immediately preceding the date on which the Participant’s employment with the Company terminated and with whom during the course of business the Participant had regular personal dealings during such period; • canvass, solicit or approach, or cause to be canvassed, solicited or approached, for orders any Person who at any time during the six (6) months immediately preceding the date of Termination Service is or was in negotiation for the supply of goods or services to the Company; a client or customer of the Company; or in the habit of dealing with the Company where the orders relate to goods and/or services which are competitive with or of the type supplied by the Company and with whom the Participant dealt or had contact with that Person acting in the course of the Participant’s duties during the twelve (12) months immediately preceding the date of Termination of Service with the Company; or • within the Restricted Area, work for or be engaged by, or concerned or interested in (except as the holder or beneficial owner for investment purposes of not more than 5% in nominal value of any class of securities listed or dealt with on any recognized stock exchange or automated quotation system), any business which in any way competes with the business of the Company. The period for which this particular restriction shall apply shall be reduced by one working day for every working day during which, at the Company’s discretion, you are excluded from the Company’s

10 premises and/or have ceased performing or exercising some of the duties, powers, authorities, and discretions dedicated to you (i.e., placed on garden leave). In addition to the foregoing, and not as a limitation, employment by or rendering services to any of the following entities, or their Affiliates, will be deemed to be competitive: Datwyler Holding AG, Aptar-Stelmi Group, Gerresheimer, Schott, Becton Dickinson, Stevenato Group (Ompi), Ypsomed, Sensile Medical, SHL, Nemera, Enable Injections, Sonceboz and Eitan Medical. (c) The Participant hereby acknowledges and agrees that each clause in this restrictive covenant, and every part thereof, are entirely separate and independent (notwithstanding that they may be contained in the same clause, sub-clause, paragraph, sub-paragraph, sentence or phrase) and that they are independent, separate and severable, and enforceable accordingly and that the duration, extent and application of each such clause, and every part thereof, is no greater than is reasonable and necessary for protection of the legitimate interests of the Company and that if any such clause, or any part thereof, shall be adjudged by any court of competent jurisdiction to be void or unenforceable but would be valid if part of the wording thereof was deleted and/or the period thereof was reduced and/or the geographical area dealt with thereby was reduced the said clause, or part thereof, shall apply within the jurisdiction of that court with such modifications as may be necessary to make it valid, effective and enforceable and shall be deemed to have been amended accordingly so that such clause, or part thereof, shall be construed by such court by limiting and reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it shall then apply. For avoidance of doubt, Section 8(b) of the Agreement shall not apply to Participants who are employed at a California location. (d) The Participant shall, at the request and expense of the Company, enter into a direct agreement or undertaking with any associated entity to which the Participant provides services whereby the Participant will accept restrictions corresponding to the restrictions in this clause (or such of them as may be appropriate in the circumstances) as the Company may reasonably require in the circumstances. (e) The Participant agree that a breach of the covenants contained in this Agreement will cause the Company and its Affiliates immediate and irreparable harm for which the Company’s remedies at law (such as money damages) will be inadequate. The Company shall have the right, in addition to any other rights it may have, to obtain an injunction to restrain any breach or threatened breach of such agreements. The Participant also agrees that the Company may contact any Person with or for whom the Participant works after the Participant’s employment by the Company ends and may send that Person a copy of this Agreement. (f) The Company’s failure to insist upon strict compliance with any provision of this Agreement shall not be deemed to be waiver of such provision or any other provision thereof.  9. Clawback. (a) Notwithstanding any provision to the contrary, any “clawback” or “recoupment” policy required under applicable law or provided for under Company’s Incentive Compensation Recovery Policy for Officers or Non-Officers, as applicable, and as amended from time to time (the “Policy”), that is available on the Plan administrator site, shall automatically apply to this Award. (b) The Policy generally provides that, in addition to forfeitures of all or part of the Award due to Termination of Service (as defined below), in certain other situations the Participant will forfeit the Award and may be required to reimburse the Company for the amounts the Participant receives as a result of any share of stock that the Participant sells. The Participant’s acceptance of the Award is expressly conditioned on the Participant’s agreement to be subject to the Policy, including the provisions

11 that allow the Company to deduct any proceeds from other sources of income payable to the Participant. This Award would not be made if the Participant did not agree to be subject to the Policy. (c) The clawback period described in the Policy is extended for the full duration of the period of post-termination continued vesting described in this Agreement. The Committee may determine in its sole and absolute discretion that if circumstances exist that would permit the recovery of incentive compensation paid to the Participant during the vesting period, in addition to recovering this compensation, all vesting will immediately cease and the remainder of the Awards will be forfeited immediately. 10.  Transferability.  The Participant shall have no right to sell, assign, transfer, pledge or otherwise encumber the Performance Stock Units in any manner until the Shares are issued to the Participant upon settlement.  Following settlement and issuance of Shares, in the event the Company permits the Participant to arrange for sale of Shares through a broker or another designated agent of the Company, the Participant acknowledges and agrees that the Company may block any such sale and/or cancel any order to sell placed by the Participant, in each case if the Participant is not then permitted under the Company's insider trading policy to engage in transactions with respect to securities of the Company.  If the Committee determines that the ability of the Participant to sell or transfer Shares is restricted, then the Company may notify the Participant in accordance with the terms of the Agreement.  The Participant may only sell such Shares in compliance with such notification by the Company. 11. Rights as Shareholder.  Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any Performance Stock Units (whether vested or unvested) unless and until such Performance Stock Units vest and the corresponding Shares are issued.  After such issuance, the Participant shall have the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, if any.  12.             Nature of Grant. In accepting the Performance Stock Units, the Participant acknowledges, understands and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of the Performance Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Stock Units, or benefits in lieu of Performance Stock Units, even if Performance Stock Units have been granted in the past; (c) all decisions with respect to future Performance Stock Units or other awards, if any, will be at the sole discretion of the Administrator; (d) the Participant is voluntarily participating in the Plan; (e) the Performance Stock Units are granted as an incentive for future services and in no event should be considered as compensation for, or relating in any way to, past services for the Company or Employer; (f) the Performance Stock Units and the Shares subject to the Performance Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;

12 (g) the Performance Stock Units and the Shares subject to the Performance Stock Units, and the income from and value of same, are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments unless specifically provided in the applicable plan documentation; (h) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (i) the value of the Shares acquired upon settlement of the Performance Stock Units may increase or decrease in value; (j) unless otherwise agreed with the Company in writing, the Performance Stock Units and the Shares subject to the Performance Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any subsidiary or affiliate; (k) no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Stock Units resulting from the termination of the Participant's employment or service (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is providing services or the terms of the Participant’s employment or other service agreement, if any); and (l) neither the Company nor any subsidiary or affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Performance Stock Units or of any amounts due to the Participant pursuant to the settlement of the Performance Stock Units or the subsequent sale of any Shares acquired upon settlement. 13. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan. 14. No Right to Continued Employment. Neither the Company, the Employer nor any other subsidiary or affiliate is obligated by or as a result of the Plan or this Agreement to continue the Participant’s employment or service with the Company or the Employer, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company, the Employer or any subsidiary or affiliate, as applicable, to terminate the Participant’s employment or service with the Company or the Employer at any time. 15. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter. 16. Data Privacy Consent. (a) Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the

13 Company, details of all Performance Stock Units granted under the Plan or any other entitlement to shares of Stock awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the legitimate purpose of implementing, administering and managing the Plan. Where required, the legal basis for the collection and processing of Data is the Participant’s consent. (b) Stock Plan Administration and Service Provider. The Company will transfer Data to Fidelity Stock Plan Services and certain of its affiliates, an independent service provider, which is assisting the Company with the implementation, administration and management of the Plan (the “Service Provider”). The Participant may be asked to agree on separate terms and data processing practices with the Service Provider, with such agreement being a condition to the ability to participate in the Plan. Where required, the legal basis for the transfer of Data to the Service Provider is the Participant's consent. (c) International Data Transfers. The Company and the Service Provider are based in the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is the Participant’s consent. (d) Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, securities and labor laws. This may mean Data may be retained until after the Participant’s employment or service ends, plus any additional time periods necessary for compliance with law, exercise or defense of legal rights, archiving, back-up and deletion purposes. (e) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a voluntary basis. The Participant understands that the Participant may request to stop the transfer and processing of the Data for purposes of the Participant’s participation in the Plan and that the Participant’s employment or service will not be affected. The only consequence of refusing or withdrawing consent is that the Company would not be able to allow the Participant to participate in the Plan. The Participant understands that the Data will still be processed in relation to the Participant’s employment or service for record-keeping purposes. (f) Data Subject Rights. The Participant may have a number of rights under data privacy laws in the Participant’s jurisdiction. Depending on where the Participant is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Participant can contact the Participant’s local human resources representative. 17. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. 18. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to conflict of law principles that would result in the

14 application of any law other than the law of the Commonwealth of Pennsylvania. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts of the Commonwealth of Pennsylvania located in Chester County Pennsylvania or the Eastern District of Pennsylvania. 19. Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to permit the vesting of the Performance Stock Units and/or deliver any Shares prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any U.S. state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares subject to this Performance Stock Unit. Further, the Participant agrees that the Company shall have unilateral authority to amend this Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of the Shares subject to the Performance Stock Units. 20. Section 409A of the Code for U.S. Taxpayers.  The settlement of these Performance Stock Units is intended to be exempt from the application of Code Section 409A pursuant to the “short- term deferral exemption” in U.S. Treasury Regulation Section 1.409A-1(b)(4) and shall be administered and interpreted in a manner that complies with such exemption. To the extent that any provision of this Agreement is ambiguous as to its exemption from Code Section 409A, the provision shall be read in such a manner so that all payments hereunder are exempt from Code Section 409A. Notwithstanding the foregoing, if this Award is interpreted as not being exempt from Code Section 409A, it shall be interpreted to comply with the requirements of Code Section 409A so that this Award is not subject to additional tax or interest under Code Section 409A. In this regard, to the extent necessary to comply with or qualify for an exemption from Code Section 409A, any reference to “termination of employment” or similar terms will mean the Participant’s “separation from service” within the meaning of Code Section 409A(2)(A)(i) (a “Separation”). In addition, if this Award is payable upon the Separation and the Participant is a “specified employee” of the Company or any subsidiary or affiliate thereof within the meaning of Code Section 409A(a)(2)(B)(i) on the day of the Separation, then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Separation, or (ii) the Participant’s death, but only to the extent such delay is necessary so that this Award is not subject to additional tax or interest under Code Section 409A. Each installment of the Performance Stock Unit s that vests is intended to constitute a separate payment for purposes of Code Section 409A. 21. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line electronic system established and maintained by the Company or a third party designated by the Company. 22. Language. The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this

15 Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 23. Appendix. Notwithstanding any provisions in this Agreement, the Performance Stock Units shall be subject to any additional terms and conditions for the Participant’s country set forth in the Appendix A attached hereto. Moreover, if the Participant relocates to one of the countries included in the Appendix A, the additional terms and conditions for such country, if any, will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix A constitutes part of this Agreement. 24. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Performance Stock Units and on the Shares acquired upon the vesting of the Performance Stock Units, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 25. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant. 26. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. 27. Insider Trading Restrictions/Market Abuse Laws. The Participant is subject to the Company’s Security Trading Policy (CP-046), as in effect from time-to-time, and such other rules, procedures and guidelines established thereunder. Additionally, the Participant acknowledges that, depending on his or her country, the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to acquire, sell or attempt to sell Shares or rights to Shares (e.g., Performance Stock Units) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by laws in the applicable jurisdiction or the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant is advised to speak to his or her personal advisor on this matter. 28. Foreign Asset/Account Reporting Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Participant’s ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and the Participant is advised to speak to his or her personal advisor on this matter.

16 APPENDIX A COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. PARTICIPANTS Terms and Conditions This Appendix A includes additional (or, if so indicated, different) terms and conditions that govern the Performance Stock Units granted to the Participant if the Participant is in one of the countries listed herein. If the Participant is a citizen or resident of a country (or if the Participant is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working, or if the Participant transfers employment and/or residency to another country after being granted the Performance Stock Units, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Participant. Capitalized terms used but not defined herein shall have the same meanings as set forth in the Plan or the Performance Stock Unit Agreement, as applicable. Notifications This Appendix A also includes information regarding certain issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on securities, exchange control and other laws in effect in the respective countries as of January 2024. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information in this Appendix A as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Performance Stock Units vest or the Participant sells Shares acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Participant’s individual situation. Finally, if the Participant is a citizen or resident of a country (or if the Participant is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working, or if the Participant transfers employment and/or residency to another country after being granted the Performance Stock Units, the information contained herein may not be applicable in the same manner. AUSTRALIA Notifications Nature of Plan. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to Performance Stock Units granted under the Plan, such that the Performance Stock Units are intended to be subject to deferred taxation. Securities Law Information. The offer of Performance Stock Units is being made pursuant to Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If the Participant offers Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant personally should obtain legal advice on applicable disclosure obligations prior to making any such offer.

17 Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of the Participant. If there is no Australian bank involved in the transfer, the Participant will be required to file the report. BELGIUM Notifications Foreign Asset/Account Reporting Information. Belgian residents are required to report any security (e.g, Shares acquired under the Plan) or bank account established outside of Belgium on their personal annual tax return. In a separate report, Belgian residents also are required to provide a central contact point of the National Bank of Belgium with the account number of those foreign bank accounts, the name of the bank with which the accounts were opened and the country in which they were opened in a separate report. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan. Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by Belgian residents through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will apply when Shares acquired pursuant to the Award are sold. The Participant should consult with a personal tax or financial advisor for additional details on the Participant’s obligations with respect to the stock exchange tax. Annual Securities Account Tax. An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. The Participant should consult with a personal tax or financial advisor for additional details on the Participant’s obligations with respect to the annual securities account tax. BRAZIL Terms and Conditions Nature of Grant. The Participant acknowledges and agrees that (i) the Participant is making an investment decision, and (ii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period, without compensation to the Participant. Further, the Participant acknowledges and agrees that, for all legal purposes, (i) any benefits provided to the Participant under the Plan are unrelated to the Participant’s employment or service; (ii) the Plan is not a part of the terms and conditions of the Participant’s employment or service; and (iii) the income from the Participant’s participation in the Plan, if any, is not part of the Participant’s remuneration from employment or service. Compliance with Law. By accepting the Award, the Participant agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting or settlement of the Award, the sale of Shares acquired under the Plan or the receipt of any dividends paid on such Shares.

18 Notifications Exchange Control Information. Brazilian residents and persons domiciled in Brazil are required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$1,000,000. Quarterly reporting is required if such value exceeds US$100,000,000. The assets and rights that must be reported include shares of Common Stock acquired under the Plan and may include the award. The thresholds are subject to change annually. Tax on Financial Transaction (IOF). Repatriation of funds into Brazil and the conversion between Brazilian Real and United States Dollars associated with such fund transfers may be subject to the Tax on Financial Transactions. It is the Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from his or her participation in the Plan. The Participant should consult with his or her personal tax advisor for additional details. DENMARK Terms and Conditions Nature of Grant. By accepting the Award, the Participant acknowledges, understands and agrees that this grant of the Award relates to future services to be performed and is not a bonus or compensation for past services. Danish Stock Option Act. By accepting the Award, the Participant acknowledges that he or she has received the Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act (the “Act”), to the extent the Act applies to the Participant and to the Performance Stock Units. By accepting the Award, the Participant acknowledges the Act has been amended as of January 1, 2019. Accordingly, the Participant is advised and agrees that the provisions governing the Performance Stock Units in case of the Participant's termination of employment or other service under the Agreement and the Plan will apply for any grant of Performance Stock Units made on or after January 1, 2019. The relevant provisions are detailed in the Agreement, the Plan and the Employer Statement. Notifications Foreign Asset/Account Reporting Information. If the Participant establishes an account holding Shares or cash outside of Denmark, the Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. FRANCE Terms and Conditions Language Consent. By accepting the Performance Stock Unit, the Participant confirms having read and understood the Plan and the Agreement, which were provided in the English language. The Participant accepts the terms of those documents accordingly. Consentement Relatif à la Langue Utilisée. En acceptant le droit sur des actions assujetti à des restrictions (« RSU »), le Participant confirme avoir lu et comprendre le Plan et le Contrat qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

19 Notifications Foreign Asset/Account Reporting Information. French residents holding cash or securities (including Shares acquired under the Plan) outside of France or maintaining foreign bank, securities or brokerage accounts (including accounts opened or closed during the tax year) must declare such assets and accounts to the French tax authorities when filing an annual tax return. Tax Information. The Performance Stock Units are not intended to qualify for special tax or social security treatment in France. GERMANY Notifications Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Participant receives a cross-border payment in excess of €12,500 (e.g., proceeds from the sale of Shares acquired under the Plan) and/or if the Company withholds or sells Shares with a value in excess of €12,500 for any Tax-Related Items, the Participant must report the payment and/or the value of the shares received and/or sold or withheld to the Bundesbank either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via the Bank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The Participant should file the report by the fifth day of the month following the month in which the payment is made. In addition, the Participant may be required to report the acquisition of securities to the Bundesbank via email or telephone if the value of the securities acquired exceeds €12,500. The Participant consult his or her personal legal advisor to ensure compliance with the applicable reporting requirements. Foreign Asset/Account Reporting Information. If the acquisition of Shares under the Plan leads to a “qualified participation” at any point during the calendar year, the Participant will need to report the acquisition of such Shares when the Participant files his or her tax return for the relevant year. A qualified participation occurs if (i) the value of the Shares acquired exceeds €150,000 or (ii) the Shares held exceed 10% of the Company’s total Common Stock. However, in the likely event the Participant owns less than 1% of the Company, this requirement will not apply to the Participant. INDIA Notifications Exchange Control Information. Participants resident in India are required to repatriate to India any cash dividends paid on Shares acquired under the Plan and any proceeds from the sale of such shares within such period of time prescribed upon applicable Indian exchange control laws and regulations, as may be amended from time to time. Upon repatriation, a foreign inward remittance certificate (“FIRC”) will be issued by the bank where the foreign currency is deposited. The FIRC should be retained as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is the Participant’s responsibility to comply with applicable exchange control laws in India. The Participant may also be required to provide information about Shares acquired under the Plan and held outside of India to the Company or the Employer to enable them to comply with applicable exchange control reporting requirements in India. Foreign Asset/Account Reporting Information. Indian residents must declare the following items in their annual tax returns: (i) any foreign assets held (including Shares acquired under the Plan), and (ii) any foreign

20 bank accounts for which the resident has signing authority. It is the Participant’s responsibility to comply with applicable tax laws in India. The Participant should consult with his or her personal tax advisor to ensure that the Participant is properly reporting his or her foreign assets and bank accounts. IRELAND Notifications Director Notification Obligation. Irish residents who may be a director, shadow director or secretary of an Irish subsidiary or affiliate whose interest in the Company represents more than 1% of the Company’s voting share capital are required to notify such Irish subsidiary or affiliate in writing within a certain time period. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary). ITALY Terms and Conditions Plan Document Acknowledgment. By accepting the grant of the Performance Stock Units, the Participant acknowledges that the Participant has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including Appendix A, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including Appendix A. Notifications Foreign Asset/Account Reporting Information. Italian residents who, during any fiscal year, hold investments or financial assets outside of Italy (e.g., cash, Shares) which may generate income taxable in Italy (or who are the beneficial owners of such an investment or asset even if not directly holding the investment or asset), are required to report such investments or assets on the annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if not required to file a tax return). Foreign Financial Asset Tax Notification. The value of any Shares (and certain other foreign assets) an Italian resident holds outside Italy may be subject to a foreign financial assets tax. The taxable amount is equal to the fair market value of the Shares on December 31 or on the last day the Shares were held (the tax is levied in proportion to the number of days the Shares were held over the calendar year). No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed a certain threshold. The value of financial assets held abroad must be reported in Form RM of the annual tax return. The Participant should consult his or her personal tax advisor for additional information about the foreign financial assets tax. SINGAPORE Terms and Conditions Restriction on Sale of Shares. Shares acquired under the Plan may not be sold or otherwise offered for sale in Singapore prior to the six (6) month anniversary of the Grant Date, unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than Section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) or pursuant to, and accordance with the conditions of, any other applicable provision(s) of the SFA.

21 Notifications Securities Law Information. The grant of the Performance Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, nor will it be, lodged or registered as a prospectus with the Monetary Authority of Singapore. Director Notification Obligation. The directors, associate directors or shadow directors of a Singapore subsidiary or affiliate are subject to certain notification requirements under the Singapore Companies Act. The directors, associate directors or shadow directors must notify the Singapore subsidiary or affiliate in writing of an interest (e.g., the Performance Stock Units, Shares, etc.) in the Company or any related company within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously- disclosed interest (e.g., upon issuance of the Shares or when Shares acquired under the Plan are subsequently sold), or (iii) becoming a director, associate director or shadow director if the director, associate director or shadow director holds such an interest at that time. The above notification requirements also may apply to the Chief Executive Officer of a Singapore subsidiary or affiliate. SOUTH KOREA Terms and Conditions Required Use of Domestic Broker. As of January 2024, residents of South Korea are not permitted to sell foreign securities (such as the Shares) through non-Korean brokers or deposit funds resulting from the sale of Shares in an account with an overseas financial institution (such as the Service Provider). If the Participant wishes to sell Shares acquired under the Plan, the Participant shall be required to personally transfer the Shares the Participant receives pursuant to the Award to a domestic investment broker in South Korea and to effect the sale through such broker. The Participant is solely responsible for (a) establishing and maintaining the Participant’s account with the domestic broker in South Korea, and (b) all costs, fees and expenses associated with the establishment and maintenance of the Participant’s account with the domestic broker in South Korea. Non-compliance with the requirement to sell Shares through a domestic broker in South Korea can result in significant penalties. On December 29, 2023, the Korean Financial Services Commission issued an advance notice of legislative action which, if adopted as drafted, would allow Korean residents to dispose of overseas-listed securities without using a Korean licensed broker and deposit proceeds from the sale with an overseas financial institution. Until the legislation is adopted, the restrictions described above remain applicable. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan. Notifications Foreign Asset/Account Reporting Information. Korean residents are required to declare foreign accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authorities if the monthly balance of such accounts exceeds a certain limit (currently KRW 500 million or an equivalent amount in foreign currency) on any month-end date during a calendar year.

22 SWITZERLAND Notifications Securities Law Information. Neither this document nor any other material related to this Award (i) constitutes a prospectus according to article 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than any employee of the Company or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Supervisory Authority (FINMA)). TAIWAN Notifications Securities Law Information. The offer of participation in the Plan is available only for employees of the Company and its subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company. Exchange Control Information. Taiwanese residents may acquire and remit foreign currency (including proceeds from the sale of Shares and the receipt of any dividends paid on such Shares) into Taiwan up to US$5,000,000 per year without justification. If the transaction amount is TWD 500,000 or more in a single transaction, a Foreign Exchange Transaction Form must be submitted, along with supporting documentation, to the satisfaction of the remitting bank. The Participant should consult his or her personal legal advisor to ensure compliance with applicable exchange control laws in Taiwan. UNITED KINGDOM Terms and Conditions Responsibility for Taxes & Withholding. This section supplements Section 7 of the Performance Stock Unit Agreement: Without limitation to Section 7 of the Performance Stock Unit Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax–Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf. Notwithstanding the foregoing, if the Participant is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that the Participant is a director or executive officer and income tax due is not collected from or paid by the Participant within ninety (90) days of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit,

23 which may also be recovered from the Participant by any of the means referred to in Section 7 of the Performance Stock Unit Agreement. Signed for and on behalf of the Company: Annette Favorite Sr VP & Chief HR Officer ACCEPTED: #ParticipantName# #Signature# #AcceptanceDate# ________________________